Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2019, relating to the consolidated financial statements and financial highlights of SuRo Capital Corp., and the effectiveness of SuRo Capital Corp.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of SuRo Capital Corp. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

San Francisco, California

July 2, 2020